UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011 (May 3, 2011)

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders (Annual Meeting) of EOG Resources, Inc. (EOG) was held on May 3, 2011 in Houston, Texas, for the following purposes: (i) to elect seven directors to hold office until EOG's 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment by the Audit Committee of EOG's Board of Directors (Board) of Deloitte & Touche LLP, independent public accountants, as EOG's auditors for the year ending December 31, 2011; (iii) to hold a non-binding advisory vote on the compensation of EOG's named executive officers; (iv) to hold a non-binding advisory vote on the frequency of holding advisory votes on executive compensation; and (v) to consider two stockholder proposals, if properly presented at the Annual Meeting.  At the close of business on March 9, 2011, the record date for the Annual Meeting, there were 268,189,984 shares of EOG common stock issued, outstanding and entitled to vote.

Proxies for the Annual Meeting were solicited by the Board pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board's nominees for director.

Each of the seven nominees for director was duly elected by EOG’s stockholders, with votes as follows:

Nominee	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

George A. Alcorn	213,364,754	17,690,894	38,604	8,298,817
Charles R. Crisp	213,417,549	17,638,139	38,564	8,298,817
James C. Day	213,480,162	17,575,238	38,852	8,298,817
Mark G. Papa	225,517,898	5,533,441	42,913	8,298,817
H. Leighton Steward	213,406,944	17,587,632	99,676	8,298,817
Donald F. Textor	213,469,422	17,586,060	38,770	8,298,817
Frank G. Wisner	213,360,083	17,691,491	42,678	8,298,817

The appointment of Deloitte & Touche LLP, independent public accountants, as EOG's auditors for the year ending December 31, 2011, was ratified by EOG's stockholders by the following vote: 237,746,444 shares for; 1,598,502 shares against; and 48,123 shares abstaining.  There were no broker non-votes submitted with respect to this proposal.

With respect to the non-binding advisory vote on the compensation of EOG's named executive officers as disclosed in EOG's 2011 proxy statement, the compensation of EOG's named executive officers was approved by EOG's stockholders by the following vote:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
141,535,612	89,189,638	369,002	8,298,817

With respect to the non-binding advisory vote to recommend the frequency of holding advisory votes on executive compensation, the votes were as follows:

1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
178,359,522	1,133,708	51,238,692	362,330	8,298,817

Of the total votes cast, 77.18% voted for a frequency of one year, 0.49% voted for a frequency of two years and 22.17% voted for a frequency of three years.  Based on these results and consistent with the Board's previous recommendation to EOG's stockholders in connection with such vote, the Board has determined that, until the next vote on the frequency of holding advisory votes on executive compensation, EOG will hold a non-binding advisory vote on executive compensation every year.  In accordance with United States Securities and Exchange Commission regulations, EOG must hold votes on the frequency of holding such advisory votes at least once every six years.

The two stockholder proposals, which were each properly presented at the Annual Meeting, received the following votes:

Proposal	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

Stockholder Proposal Concerning Accelerated Vesting of Executive Officer Stock Awards Upon a Change of Control	97,376,011	132,001,945	1,716,296	8,298,817

Stockholder Proposal Concerning Corporate Political Contributions	57,554,435	141,247,360	32,292,457	8,298,817

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: May 6, 2011	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)